Exhibit 99.1

INTERNATIONAL BARRIER TECHNOLOGY INC. ENGAGES THE INVESTOR RELATIONS GROUP

Active Investor and Media Outreach to Build Company Awareness

WATKINS, MN – June 17, 2010  – International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH), a developer, manufacturer, and marketer of proprietary fire-resistant building materials, has engaged The Investor Relations Group (“IRG”), a thirteen-year-old, award-winning, corporate communications firm based in New York City, to serve as its investor relations and public relations agency.

IRG’s investor relations team will target specific portfolio managers and equity analysts in the global investment community to increase awareness of International Barrier Technology Inc.’s line of products and services. Concurrent with that effort, the public relations team will initiate an outreach campaign targeting editors, writers, and segment producers of local and national trade and consumer online, print, radio, and broadcast media outlets worldwide.

Dr. Michael Huddy, President and CEO of International Barrier Technology Inc., stated, “International Barrier Technology Inc. has outlined a bold set of initiatives for the rest of 2010, and we are confident that IRG will have a great story to tell to the investment community and the media at large. We are proud of International Barrier Technology Inc.’s progress to date in creating our Blazeguard® structural wood panels, which have proven so successful in tests of fire resistance and structural stability and which can provide a structure with a burn-through resistance that is nearly triple that of untreated wood panels.

IRG’s corporate communications program includes new media and multimedia initiatives that involve the creation of broadcast-ready corporate videos, podcasts, and the creation of social networking, video service, and micro-blogging accounts. The Investor Relations Group was recently honored with a “Stevie Award” for Investor Relations Program of the Year and named a finalist in the Best Media Website category from the 2009 American Business Awards.

In connection with the engagement of IRG, the Company has granted 400,000 stock options exercisable at a price of $0.15 per share for a term of eighteen (18) months subject to TSX Venture Exchange acceptance.

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. International Barrier Technology Inc.'s award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides International Barrier Technology Inc.'s customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.

For more information please visit www.intlbarrier.com.

About The Investor Relations Group, Inc.

The Investor Relations Group, Inc. (IRG) offers a full-service corporate communications program designed to suit the many unique needs of Alternative Public Offering (APO) companies. The program utilizes a proprietary, targeted approach to reach institutional investors, analysts, and the media-at-large. For further information, please visit the company website at www.investorrelationsgroup.com.

Safe Harbor for Forward-Looking Statements

Certain statements included herein constitute forward-looking statements.  The words “believe”, “expect”, “anticipate”, “contemplate”, “target”, “plan”, “intends”, “continue”, “may”, “will” and similar expressions identify forward-looking statements. Statements in this press release other than purely historical information, including statements relating to the company’s future plans and objectives or expected results, constitute forward-looking statements.  Statements in this release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors" and elsewhere in the company’s periodic filings with securities regulators. Such information contained herein represents management's best judgment as of the date hereof based on information currently available.  Forward looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties inherent in the companies’ business, including risks inherent in mineral exploration and development. The company does not assume the obligation to update any forward-looking statement. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements.

Contact:

Melissa McElwee

Investor Relations Manager

International Barrier Technology Inc.

1-866-735-3519

ir@intlbarrier.com

The Investor Relations Group

212-825-3210

Adam Holdsworth or Jason Strominger (Investor Relations)

Enrique Briz or Mike Graff (Public Relations)